SUBSCRIPTION DOCUMENTS
FOR
Star Link Software, Inc.

SUBSCRIPTION AGREEMENT

TERMS:

1.           General.

This Subscription Agreement sets forth the terms under which the undersigned (the “Investor”) will invest in Star Link Software, Inc. (the “Corporation”), a corporation formed under the laws of the State of Florida for the purpose of for the purpose of becoming a Master-Application Server Provider (“M-ASP”), data center automation and utility computing software company; to engage in any and all activities related or incidental to these purposes; and, to perform any acts to accomplish the foregoing purposes. This Subscription is one of a limited number of Subscriptions for the purchase of units (the “Units”) of the Corporation by a limited number of suitable investors. Execution of this Subscription Agreement by the Investor shall constitute an offer by the Investor to subscribe for the number of Units set forth in Section 2 hereof on the terms and conditions specified herein. The Corporation has the right to reject such Subscription offer or, by executing a copy of this Subscription Agreement, to accept such offer. The financial inability of the Investor to bear the economic risk of this investment in accordance with the Securities Act of 1933, as amended (the “Securities Act”), or in accordance with the definition of a sophisticated investor as set forth under Securities Act shall be a cause for the rejection of this Subscription offer. If the Investor’s application is rejected, the payment accompanying this Subscription Agreement (described in paragraph 2 hereof) will be returned with the notice of rejection.

Proceeds of this private placement shall immediately be disbursed to the Corporation.

2.           Subscription Amount and Payments.

The Investor hereby subscribes for ________ Units at a price of $1,000 per Unit and tenders its payment of $_______________ payable to Star Link Software, Inc. as full payment for the aggregate Units specified above. Each Unit consists of 1,000 shares at $1.00 per share.

3.           Investor’s Representations, Warranties and Covenants.

The Investor represents, warrants and covenants to the Corporation as follows:

(a)           The Investor (i) has received no general solicitation or advertisement and has attended no seminar or meeting with regard to the Units subscribed for hereunder, (ii) can bear the economic risk of losing the entire investment herein, (iii) has, alone or together with such Investor’s Representative, if any (as hereinafter defined), such knowledge and experience in financial matters that the Investor is capable of evaluating the relative risks and merits of this Investment, and (iv) is acquiring the Investment Unit for the Investor’s own account, for investment only;

(b)           The Investor acknowledges that the person or persons named on page 5 below, if any, has or have, in evaluating the investment as contemplated hereby, (i) advised the Investor as to the merits and risks of the Investment in general and the suitability of the investment for the Investor in particular, and (ii) the Representative has confirmed to the Investor in writing (a copy of which instrument shall be annexed to this Agreement by the Investor on execution) any past, present or future material relationship, actual or contemplated, between the Representative and any person or entity, or affiliate of any such person or entity (including, without limitation, the receipt by such Representative of any selling commissions in connection with the Investor’s purchase of the common stock);

(c)           The Investor understands that the offer and sale of the Units is being made with the use of a Private Placement Memorandum.  The Investor is familiar with the nature of, and risks attendant to, investments of the type being subscribed for, and has been advised and understands that his investment is speculative, involves a high degree of risk, and could result in the loss of his entire investment. The investor is fully aware of the material risks associated with an investment in the Corporation and confirms that he was previously informed that all documents, records and books pertaining to this investment will be at all times available from the Corporation and that all documents, records and books pertaining to this investment requested by the Investor have been made available to the Investor and, if applicable, the persons retained to advise him/her;

(d)           The Investor, and/or his/her Representative, if any, has had an opportunity to ask questions of and receive answers from the President and/or other officers of the Corporation concerning (i) the terms and conditions of this Subscription Agreement and the transactions contemplated hereby, as well as the affairs of the Corporation and related matters and (ii) any arrangements or proposed arrangements of the Corporation relating to any of its shareholders that are not identical to those relating to all of its shareholders;

(e)           The Investor, and/or Representative if any, has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraph (d) hereof;

(f)           Any information supplied to the investors by the Corporation or the President or any other person is intended solely to assist him and/or his Purchaser Representative, if any, in conducting an investigation into the merits of such participation and is not to be considered a representation of the Corporation;

(g)           The Investor has received, completed and returned to the Corporation a questionnaire relating to the Investor’s general ability to bear the risks of an investment in the Corporation and suitability as a investor in a private offering and the Investor hereby affirms the correctness of the answers to questionnaire;

(h)           The Investor will not transfer or assign this Subscription, the Units, or any interest therein if this Subscription is accepted, the assignment and transferability of the Units subscribed for by the Investor being governed by an Investment Letter and Agreement to be signed by each investor and the Corporation and by all applicable laws;

(i)           The Investor understands that the Units have not been registered under the Federal Securities Act of 1933, as amended, or any State securities laws on the presumption that the issuance and sale of the Units is exempt pursuant to Rule 504 of Regulation D and that the investor has availed himself of the opportunity to gain access to the same information made available in a 1933 Act registration statement.  The Investor further acknowledges that the Corporation’s reliance on such exemption is materially based on the foregoing representations, warranties and covenants by the Investor.

4.           Responsibility.

The President of the Corporation will exercise his best judgment in the conduct of all matters arising under this Subscription Agreement; provided, however, that this provision shall not enlarge, limit or otherwise affect the liability of the Corporation or its President.  The Investor shall indemnify and hold harmless the Corporation; any corporation or entity affiliated with the Corporation; the officers, directors and employees of any of the foregoing; or any professional adviser thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney’s fees at trial or on appeal, to which said entities and persons may be subject or which said entities and persons incur by reason of or in connection with any misrepresentation made by the Investor, any breach of any of the Investor’s warranties or the Investor’s failure to fulfill any of the covenants or agreements under this Subscription Agreement.

5.           Survival of Representations, Warranties, Covenants and Agreements.

The representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the Units.

6.           Notices.

Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed in the case of the Corporation to Star Link Software, Inc., 1515 North Federal Highway, Suite 300, Boca Raton, Florida 33432, and in the case of the Investor, to the address set forth at the end of this letter, or to the address appearing on the books of the Corporation or to such other address as may be designated by the Investor or the Corporation in writing.

7.           Miscellaneous.

This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Florida both substantive, procedural and remedial.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assembled by any party hereto without the prior written consent of the other.  This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought.  The failure of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver of any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or waiver by such party of any breach of any provision.

8.           Investor Information

Please print the following Information

___________________________________________________                  _____________________________
Investor’s Name                                    Investor’s Social Security Number
___________________________________________________

___________________________________________________
Investor’s Address
___________________________________________________
Name of Investor’s Representative
EXECUTION PAGE

IN WITNESS WHEREOF, I have executed this Agreement as Investor this _____ day of ______________ 200_.

__________________________________
(Investor’s Signature)

SUBSCRIPTION ACCEPTED:

STAR LINK SOFTWARE, INC.

By:           _____________________________
Kristofer L. Valentine, President

Date:                      _____________________________

CONFIDENTIAL OFFEREE QUESTIONNAIRE

CONFIDENTIAL

OFFEREE QUESTIONNAIRE

INSTRUCTIONS.

This Questionnaire is to be completed by each person who intends to purchase Units (the “Units”) of Star Link Software, Inc. (the “Corporation”), a corporation organized under the laws of the State of Florida.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the standards imposed for exemption under the Securities Act of 1933, as amended (the “Act”), as the Units in the Corporation will not be registered under the Act.

If the answer to any question is “None” or “Not Applicable,” please so state.  If you require additional space, please use separate sheets of paper, identifying the question responded to.

Your answers will be kept strictly confidential at all times. However, by signing this Questionnaire, you agree that the corporation may present this Questionnaire to such parties as it may deem appropriate if called upon to establish the availability under the Act or under any state securities laws of an exemption from registration of the private offering.

Please complete, sign, date and return one copy of this Questionnaire.

PLEASE PRINT

_____________________________________________
Name
_____________________________________________

_____________________________________________
Address
_____________________________________________
Nature of Business
_____________________________________________

_____________________________________________
Business Address
_____________________________________________
Telephone (Home)                                 Telephone (Business)

1.           Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past two (2) years and the dates during which you resided in each state.

______________________________

______________________________

2.           Do you maintain a residence or office in any other state?  If yes, which state(s)?

______________________________

3.           In which states, if any, do you pay state income tax?  ______________________________

4.           In which states do you hold driver=s licenses?  ______________________________

5.           In which states, if any, do you hold business related licenses?  ____________________________

6.           What is your date of birth?  ____________________________

7.           Was your income (from all sources) for the calendar year ending 12/31/06 more than (check one):

____ $40,000; ____ $60,000; ____ $100,000; ____ $200,000; ____ $500,000

8.           (a)           Is your average yearly income from all sources anticipated for the three year period ending 12/31/07 in excess of (check one):

____ $40,000; ____ $60,000; ____ $100,000; ____ $200,000; ____ $500,000

(b)           What percentage of your income as shown above is anticipated to be derived from sources other than salary?

_______%

9.           (a)           Was your net worth at 12/31/06 in excess of (check one):

____ $75,000; ____ $100,000; ____ $250,000; ____ $500,000; ____ $1,000,000

(b)           What percentage of your net worth as shown is invested in marketable securities (stocks, bonds, debentures or notes)?

________%

(c)           What percentage of your net worth as shown above constitutes illiquid assets?

________%

(d)           What percentage of your net worth as shown above constitutes liquid assets (cash or assets readily convertible to cash)?

________%

10.           Investment experience:

(a)           Please indicate the frequency of your investment in nonmarketable securities:

_____ Often; _____ Occasionally; _____ Seldom; _____ Never

11.           (a)           I have __/have not ___ (check one) selected anyone to serve as my Representative to assist or advise me in connection with evaluating the risks and merits of the prospective investments.

(b)           If you have been counseled by a Representative, please provide the name, address and qualifications of each person so designated (use additional sheets, if required):

_____________________________________________
Name
_____________________________________________

_____________________________________________
Address

12.           (a)           I am ____/ am not ____ acting for my own account.

(b)           If not acting for your own account, complete the following:

(i)           Capacity in which I am acting (agent, trustee or otherwise):

____________________________

(ii)           Name, address and telephone number(s) or person(s) I represent:

_______________________      _______________________     ______________________

_______________________      _______________________     _______________________

(iii)           Evidence of authority (attach):

_____________________________

To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects.
___________________________________
Signature of Offeree

___________________________________
(Please type or print name above)

OFFEREE REPRESENTATIVE QUESTIONNAIRE

OFFEREE REPRESENTATIVE QUESTIONNAIRE
(IF APPLICABLE)

Name of Offeree ___________________________________________

If you will use an offeree representative in evaluating or helping you to make your investment decision to purchase Units in the Corporation, please have each such offeree representative complete the following questionnaire fully, attach additional sheets if necessary.  (Additional forms are available from the Corporation.)

1.           Name __________________________________                                                                                                Age: _____

Business Address: ________________________________________

    ________________________________________

2.           Present occupation or position, indicating period of such practice or employment and field of potential specialization, if any:

________________________

________________________

3.           List any business or professional education, including degrees received, if any;

________________________

________________________

________________________

4.           Have you had prior experience in advising clients with respect to investments of this type?

______ Yes    _____ No

5.           List any professional licenses or registrations, including bar admissions, accounting certifications, real estate brokerage license, and SEC or state broker/dealer registrations, held by you.

________________________

________________________

6.           Describe generally any business, financial or investment experience that would help you to evaluate the merits and risks of the investment.

________________________

________________________

7.           State how long you have known the Offeree and in what capacity: ________________________

8.           Except as set forth in subparagraph (a) below, neither I nor any of my affiliates have any material relationship with Star Link Software, Inc., a Florida corporation or any of its affiliates, and no such material relationship is mutually understood to be contemplated.

(a)           ______________________________________________________________

(b)           If a material relationship is disclosed in subparagraph (a) above, indicate the amount of compensation received or to be received as a result of such relationship, if any:

________________________

9.           In advising the Offeree in connection with the Offeree’s prospective investment in the Corporation, I will be relying in part on the Offeree’s own expertise in certain areas.

______ Yes    _____ No

10.           In advising the Offeree in connection with the Offeree’s prospective investment in the Corporation, I will be relying in part on the expertise of an additional Offeree representative or representatives.

______ Yes    _____ No

If “yes,” give the names and addresses of such additional representative or representatives.

__________________________

__________________________

I understand that the Corporation will rely on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Corporation as follows:

(a)           I am acting as Offeree Representative for the Offeree in connection with the Offeree’s prospective investment in the Corporation.

(b)           The answers to the above questions are complete and correct, and may be relied upon by the Corporation in determining whether the offering in connection with which I have executed this questionnaire is exempt from registration under the Securities Act of 1933, pursuant to Rule 504 of Regulation D, as amended, or otherwise.

(c)           I will notify the Corporation immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the Offeree of an interest in the proposed investment.

(d)           I am not an affiliate, director, officer or other employee of the Corporation or beneficial owner of 10% or more of any class of equity securities of the Corporation;

(e)           I have disclosed to the Offeree in writing prior to the Offeree’s acknowledgment of me as his Offeree Representative, any material relationship with the Corporation or its Affiliates disclosed in answer to question 8 above; and

(f)           I personally (or, I have checked “Yes” in question 9 and 10 above, together with the Offeree or the Additional Offeree Representative or Representatives indicated above) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the Offeree’s prospective investment in the Corporation.

IN WITNESS WHEREOF, I have executed this Questionnaire this _____ day of ________________, 200_.

___________________________________
Signature of Offeree Representative

INVESTMENT LETTER

INVESTMENT LETTER

Star Link Software, Inc.
1515 North Federal Highway, Suite 300
Boca Raton, Florida 33432

Re: Shareholder Unit Subscription

Dear Sirs:

I hereby certify and warrant that I am acquiring _________ Units for my own account for investment purposes only. I represent and warrant that I am able to bear the economic risks of this investment and that I do not have any reason to anticipate any change in my circumstances, financial or otherwise, nor any other particular occasion or event which should cause me to sell or distribute, or necessitate or require my sale or distribution of said Units.  No one other than me has any beneficial interest in said Units.

I agree that I will in no event sell or distribute any of said Units unless in the opinion of your counsel such Units may be legally sold without registration under the Securities Act of 1933, as amended, and/or registration and/or other qualification under then applicable State and/or Federal statutes, or such Units shall have been so registered and/or exempt and an appropriate prospectus shall then be in effect.

I am fully aware that said Units are being offered and sold by you in reliance on the exemption provided for by Rule 504 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, which exempts the sale of Units by an issuer where a limited offering is involved, and on my certification and warranties herein and the truth and accuracy of said statement.

I acknowledge by my execution that I have been given access to your books, records and properties, and have had the opportunity to inspect, to my full and complete satisfaction prior to the purchase of said shareholder Units, and that I have been informed as to your intended use of the funds being paid by me for said Units.  I represent and warrant that because of my experience in business and investments, I am competent to make an informed investment decision with respect thereto on the basis of my inspection of your records and my questioning of your officers.

I further certify that my domicile is located at the following address: _______________________
 ______________________________________________________________________.

Very truly yours,

__________________________________
Investor’s Signature